UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 28, 2009

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-31313	88-0409160
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 28, 2009 (the “Closing Date”), Tower Tech Systems Inc. (“Tower Tech”), a wholly-owned subsidiary of Broadwind Energy, Inc. (the “Company”), entered into a Construction Loan Agreement with Great Western Bank (“Great Western”), pursuant to which Great Western will provide up to $10.0 million in financing (the “Loan”) to fund construction of Tower Tech’s wind tower manufacturing facility in Brandon, South Dakota (the “Facility”). On the Closing Date, Great Western has agreed to advance $3,703,067, representing amounts previously paid by Tower Tech relating to construction of the Facility. Tower Tech anticipates making additional draws as needed until completion of the Facility.

The Loan bears interest at a rate of 7.5% per annum on all advances. Tower Tech is required to make monthly payments of accrued and unpaid interest beginning June 5, 2009 and on the fifth day of each month thereafter, and must pay the outstanding principal and all accrued and unpaid interest on the maturity date, which is January 5, 2010, unless the Loan is converted as described below. Tower Tech was also required to pay a $100,000 origination fee on the Closing Date.

The Loan is secured by a first mortgage on the Facility and all fixtures, accounts and proceeds relating thereto, pursuant to a Mortgage and a Commercial Security Agreement, each between Tower Tech and Great Western and entered into on the Closing Date. In addition, pursuant to an Assignment of Deposit Account entered into on the Closing Date, Tower Tech has granted Great Western a security interest in a $2.0 million deposit account. The Company has also executed a Commercial Guaranty and entered into a Subordination Agreement in connection with the Loan, under which it has agreed to guarantee Tower Tech’s performance and to subordinate all intercompany debt with Tower Tech to the Loan.

The Loan may be accelerated under certain events of default (subject to applicable notice and cure provisions), including but not limited to: (i) failure to make any payment on the Loan when due; (ii) failure to comply with or perform any covenants or conditions under the Loan; (iii) failure to construct the Facility in accordance with the plans and specifications approved by Great Western or in accordance with the construction contracts relating to the Facility; and (iv) cessation of construction of the Facility. The Loan contains representations, warranties and covenants that are customary to a construction financing arrangement.

Pursuant to a Letter Agreement dated April 28, 2009 among Great Western, Tower Tech and the Company (the “Letter Agreement”), Tower Tech may, any time prior to January 1, 2010, convert the Loan into a term loan for up to $6.5 million, with an interest rate not to exceed 8.5% per annum (the “Term Loan”). Tower Tech would be required to pay a 1.0% origination fee upon the conversion, and would be required to make monthly payments of principal and accrued interest over the life of the Term Loan, which would be not less than seventy-eight months. Following the conversion to a Term Loan, Great Western would retain its security position in the collateral given as security for the Loan, except for the deposit account assigned pursuant to the Assignment of Deposit Account, which would be released upon conversion. All other customary terms and conditions would be mutually agreed upon by Great Western and Tower Tech at the time of conversion.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Construction Loan Agreement, Promissory Note, Letter Agreement, Commercial Security Agreement, Mortgage, Assignment of Deposit Account, Subordination Agreement and Commercial Guaranty, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and are incorporated herein by reference.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stephen Graham as Interim Chief Financial Officer.

Stephen Graham has been appointed Interim Chief Financial Officer (and principal financial and accounting officer) of the Company effective April 30, 2009.  Mr. Graham succeeds Matthew Gadow, who will be leaving the Company to pursue other opportunities.  Mr. Graham’s interim appointment is for a period of three months, during which he will be paid $20,000 per month.

Mr. Graham, age 51, has 30 years of accounting and finance experience, including 15 years serving in a Chief Financial Officer capacity. Most recently he was Chief Financial Officer of Wastequip, an international waste equipment manufacturer, and Shiloh Industries, a publicly traded automotive components manufacturer.  Mr. Graham earned his bachelor’s degree in Commerce and Finance from the University of Toronto and is a Chartered Accountant.

Since January 1, 2008, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Graham had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Departure of Matthew Gadow.

On April 30, 2009, the Company and Matthew Gadow, the Company’s Executive Vice President and Chief Financial Officer, executed a Separation Agreement and Release (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Gadow resigned from each of his positions with the Company effective as of the close of business on April 30, 2009.

Pursuant to the Separation Agreement, the Company will make aggregate payments to Mr. Gadow in the gross amount of $225,000 which will be paid over 9 months.  The Separation Agreement also provides for: (i) the extended exercisability of 80,000 currently vested stock options until January 31, 2010; (ii) Company-provided COBRA payments for up to 12 months; and (iii) outplacement services for up to 12 months.  The Separation Agreement also reaffirms the restrictive covenants contained in Mr. Gadow’s employment agreement, but reduces certain restriction periods from 18 months to 9 months.

The above description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.9 to this report and is incorporated herein by reference.

On May 1, 2009, the Company issued the attached press release regarding the matters described above, which is incorporated herein by reference.

Item 8.01.              Other Events.

On May 1, 2009, the Company issued a press release to announce the appointment of Mr. Graham to the position of Interim Chief Financial Officer of the Company and the departure of Mr. Gadow.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Construction Loan Agreement, dated April 28, 2009, by and between Tower Tech Systems Inc. and Great Western Bank

10.2         Promissory Note, dated April 28, 2009, from Tower Tech Systems Inc. to Great Western Bank

10.3         Letter Agreement, dated April 28, 2009, by and among Broadwind Energy, Inc., Tower Tech Systems Inc. and Great Western Bank

10.4         Commercial Security Agreement, dated April 28, 2009, by and between Tower Tech Systems Inc. and Great Western Bank

10.5         Mortgage, dated April 28, 2009, from Tower Tech Systems Inc. to Great Western Bank

10.6         Assignment of Deposit Account, dated April 28, 2009, by and between Tower Tech Systems Inc. and Great Western Bank

10.7         Subordination Agreement, dated April 27, 2009, by and between Broadwind Energy, Inc. and Great Western Bank

10.8         Commercial Guaranty, dated April 27, 2009, from Broadwind Energy, Inc. to Great Western Bank

10.9         Separation Agreement and Release dated as of April 30, 2009, by and between Broadwind Energy, Inc. and Matthew Gadow

99.1         Press Release dated May 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

May 1, 2009	By:	/s/ J. Cameron Drecoll
J. Cameron Drecoll
Chief Executive Officer

EXHIBIT INDEX

10.1	Construction Loan Agreement, dated April 28, 2009, by and between Tower Tech Systems Inc. and Great Western Bank
10.2	Promissory Note, dated April 28, 2009, from Tower Tech Systems Inc. to Great Western Bank
10.3	Letter Agreement, dated April 28, 2009, by and among Broadwind Energy, Inc., Tower Tech Systems Inc. and Great Western Bank
10.4	Commercial Security Agreement, dated April 28, 2009, by and between Tower Tech Systems Inc. and Great Western Bank
10.5	Mortgage, dated April 28, 2009, from Tower Tech Systems Inc. to Great Western Bank
10.6	Assignment of Deposit Account, dated April 28, 2009, by and between Tower Tech Systems Inc. and Great Western Bank
10.7	Subordination Agreement, dated April 27, 2009, by and between Broadwind Energy, Inc. and Great Western Bank
10.8	Commercial Guaranty, dated April 27, 2009, from Broadwind Energy, Inc. to Great Western Bank
10.9	Separation Agreement and Release dated as of April 30, 2009, by and between Broadwind Energy, Inc. and Matthew Gadow
99.1	Press Release dated May 1, 2009